UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2017

John Bean Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34036	91-1650317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 West Madison Street

Chicago, Illinois 60602

(Address of Principal executive offices, including Zip Code)

(312) 861-5900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 7, 2017, John Bean Technologies Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as the representatives for the underwriters named in Schedule A thereto (the “Underwriters”), in connection with the offering of 2,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), sold by the Company (the “Offering”) at a public offering price of $85.00 per share, less an underwriting discount of $4.675 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 300,000 additional shares of Common Stock on the same terms. On March 8, 2017, the Underwriters exercised this option in full.

The Company expects to receive net proceeds from the Offering of approximately $184.1 million after deducting underwriting discount and estimated expenses of the Offering. The Company intends to use the net proceeds from the Offering to repay a portion of the Company’s outstanding borrowings under its revolving credit facility and for general corporate purposes.

The Underwriting Agreement contains customary representations, warranties, covenants and conditions. In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities that could be incurred by them in connection with the Offering.

The Offering is being made pursuant to an automatically effective Registration Statement on Form S-3ASR (File No. 333-215465) filed with the Securities and Exchange Commission (the “SEC”) on January 9, 2017. A prospectus supplement relating to the Offering has been filed with the SEC. The closing of the Offering is expected to occur on March 13, 2017, subject to customary closing conditions.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 to this Report and is incorporated herein by reference.

Item 8.01	Other Events.

On March 7, 2017, the Company issued a press release announcing that it had priced the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference. Kirkland & Ellis LLP has issued an opinion, dated March 9, 2017, to the Company regarding certain legal matters with respect to the Offering, a copy of which is filed as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated March 7, 2017, among John Bean Technologies Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as the representatives for the underwriters named in Schedule A thereto.

5.1	Opinion of Kirkland & Ellis LLP.

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

99.1	Press release, dated March 7, 2017.

99.2	Information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Company’s Registration Statement on Form S-3ASR (Reg. No. 333-215465).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN BEAN TECHNOLOGIES CORPORATION

	By:	/s/ Megan J. Rattigan
Dated: March 9, 2017		Name:	Megan J. Rattigan
		Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 7, 2017, among John Bean Technologies Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as the representatives for the underwriters named in Schedule A thereto.

5.1	Opinion of Kirkland & Ellis LLP.

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

99.1	Press release, dated March 7, 2017.

99.2	Information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Company’s Registration Statement on Form S-3ASR (Reg. No. 333-215465).